Exhibit 4.7

Dear •

APPOINTMENT TO THE BOARD OF TELECOM

On behalf of Telecom Corporation of New Zealand Limited (“Telecom”), I am delighted to invite you to join the Board of Telecom.

This letter and the terms of your appointment should be read subject to Telecom’s Constitution, the listing rules of any exchange on which Telecom is listed, and any applicable law, as any of these may be amended from time to time.

Term of appointment

Provided you are re-elected if and when required at any annual meeting of the Company, your appointment shall be terminable by either you or by an ordinary resolution passed by shareholders at a meeting called for the purpose of, or for purposes that include, your removal from the position of Director.

If you wish to continue as a Director, you will be required to stand for re-election at the later of the third annual meeting following your most recent appointment or the annual meeting immediately preceding the third anniversary of your appointment (or such earlier annual meeting as Telecom requires in order to ensure Telecom complies with the listing rules of any exchange on which it is listed.).

A Director appointed by the Board to fill a casual vacancy will be required to stand for re-election at the next annual meeting of Telecom.

As a matter of policy the Board has agreed that no newly appointed Director should remain a Director for more than 6 years (or 2 terms), whichever is the longer, following their first election (or first re-election, if initially appointed by way of casual vacancy) by shareholders.

Notwithstanding the above, when a Director is coming to the end of such period, the Board will consider whether or not the Director should be invited to stand for re-election for a further term. This arrangement for Board review of whether or not a director should stand again will apply to any potential re-election by shareholders. You agree not to seek re-election on any occasion if the Chairman informs you that your re-election does not have the support of a majority of Directors.

Notwithstanding the other provisions of this letter, the Company shall be entitled to terminate your appointment in accordance with the provisions of the Constitution of the Company or the Companies Act 1993.

Classification

In order that the Board may assess your independence, in accordance with the criteria specified in the Board Charter, Directors are continuously required to disclose fully all relationships they have with Telecom, and relevant private or other business interests to the Board (including any potential transactions which may constitute a transaction by Telecom with a related party under the listing rules of any exchange on which Telecom is listed). You agree that you will consult with the Chairman before accepting any other (or further) directorships of companies, or taking any other action, relevant to an assessment of your independence. You also confirm that should any circumstance change, you will notify Telecom within 2 business days of that change or immediately if that change may lead to you ceasing to be an independent Director under the Board Charter.

You otherwise agree to provide Telecom with all information it may reasonably require to confirm your independence under the Board Charter or as required by the listing rules of any exchange on which Telecom is listed.

Obligations and responsibilities

All Directors will be provided with a copy of the Directors Handbook which contains copies of relevant Board governance materials including Telecom’s Constitution, the Board and Committee Charters, relevant Telecom policies and the Directors’ Code of Ethics. In addition, new Directors are given access to recent Board and Committee papers and meeting minutes.

During the period of your appointment, you are required to comply with all of Telecom’s Board and applicable Committee charters, policies, codes and procedures as then in force, as well as such other requirements or policies as the Board may from time to time specify. Any new requirements or policies or amendments to these requirements or policies will be provided to you. Directors are expected to carry out their duties in accordance with all applicable legal standards and standards of good corporate governance including any requirements of the listing rules of any exchange on which Telecom is listed. It is expected that Directors will devote sufficient time to be prepared fully for all meetings.

You agree to provide Telecom with all such information and take all such steps it may reasonably require to meet:

(a)	its obligations under any applicable law;

(b)	the requirements of, or principles or guidelines under, the listing rules of any exchange on which Telecom is listed;

(c)	the standards of good commercial practice as determined by the Board from time to time.

Power of Directors

During your term as Director of Telecom and subject to Telecom’s Constitution, you acknowledge that:

(a)	the business of Telecom is to be managed by or under the direction of the Board; and

(b)	the Directors may exercise all of the powers of Telecom, except those powers required to be exercised by Telecom in a general meeting.

Meetings

As a Director, you will perform the duties normally attendant to that office, including (without limitation) attending scheduled and special Board meetings. The Board currently meets for eight scheduled meetings each year. Each meeting normally runs for a full day. In addition, the Board meets for at least a full day each year for a strategic planning meeting. Two Board meetings each year are normally held in Australia, whilst the remainder of the meetings are held in Wellington. From time to time special Board meetings will be called at short notice to consider items of particular urgency. There are approximately four special meetings per year which normally run for up to two hours. In addition, the Board will usually undertake a one week educational trip overseas each year to meet with companies in relevant industries which you are also expected to attend.

You will also be expected to attend the annual shareholders’ meeting as well as regular and special Board meetings. Guidelines are in place to ensure that papers to be considered at meetings are distributed to Directors well in advance of meetings to enable a sufficient time to review papers prior to the meetings. This paragraph is not intended to replace or limit the duties imposed on you by law.

Committees

You may be appointed by the Board to act as a member or chairperson of a Board Committee. The current Board Committees are the Audit and Risk Management Committee, the Nominations and Corporate Governance Committee and the Human Resources and Compensation Committee. From time to time ad hoc committees may be formed to consider particular items. All Directors are entitled to attend meetings of Board Committees by standing invitation.

Induction Training and Continuing Education Arrangements

Telecom has an induction programme for Directors to ensure that new Directors are appropriately introduced to management and the business and that all Directors are acquainted with relevant industry knowledge.

Telecom expects its Directors to educate themselves on an ongoing basis to ensure that they may appropriately and effectively perform their duties. Visits to specific Company operations when appropriate and briefings from key executives and industry experts will be arranged.

Remuneration

The fee payable for your services will be NZ$131,250 per annum plus GST, less any applicable withholding tax, commencing with effect from • [date] and subject to increase on shareholder approval. The base fee payable is 25% more than that paid to Directors appointed prior to 1 May 2004. This is to recognise that directors appointed after that date will not be entitled to any retirement benefit. You are required to apply the incremental post-tax amount paid to you over a pre-1 May 2004 director to the purchase of Telecom shares, currently $26,500 per annum pre-tax. The shares acquired must be held by you for so long as you remain a Director. If you undertake the role as chairperson of either the Audit and Risk Management Committee or Human Resources and Compensation Committee then you will be entitled to an additional fee of $25,000 for that role. If you are a member of any Board Committee then you will be entitled to a fee of $10,000, noting that only one Committee fee is payable even if you are a member of more than one Committee. In addition any Director resident outside of New Zealand or Australia is entitled to an additional amount of $10,000 per annum. You will be entitled to certain information, technology, computing and communication services and the reimbursement of your expenses on the terms in the Directors’ Expenses Policy.

Insurance and Indemnity

Currently Telecom holds an insurance policy for its Directors and grants Directors an indemnity, which, in accordance with Telecom’s Constitution indemnifies Directors to the maximum extent permitted by law. A copy of the form of indemnity is attached to this letter.

Securities Trading and Shareholding

Telecom’s Insider Trading Policy governs the ability for Directors to trade Telecom shares. You agree to comply with it. A key feature of this policy is that Directors must obtain the Chairman’s consent prior to trading. It is Telecom policy that Directors appointed prior to 1 May 2004 hold 20,000 shares in the Company, as specified in Telecom’s Board Charter. Directors appointed after 1 May 2004 are required to hold a minimum of 10,000 shares prior to the end of the first year of appointment. In addition as indicated above, in each year of office Directors appointed after 1 May 2004 are required to apply the incremental post-tax amount received by them over a pre-1 May 2004 appointed Director to the purchase of Telecom shares. The shares acquired must be held for so long as the Director’s tenure continues. The Board has discretion to approve alternative arrangements where it considers appropriate.

Within 5 business days of your appointment, it will be necessary to file with the New Zealand Exchange (NZX) and Australian Stock Exchange (ASX) a notice of your relevant interests in Telecom securities and related matters pursuant to the Listing Rules of those Exchanges. You also agree to provide all information to Telecom required for filing with the NZX and ASX within 3 business days after any dealing in Telecom’s securities which results in a change in your relevant interests in Telecom securities.

Disclosures of Interest

Directors will ensure that they make all disclosures of interest to the Board and in Telecom’s interest register as required by law, Telecom’s Constitution or any listing rules of any exchange on which Telecom is listed.

Professional Advice

Directors are empowered to consult with external advisers at Telecom’s expense to enable them to perform their duties. In addition Directors may inspect any of Telecom’s records at any time. Prior consultation with the Chairman is expected before consultation with outside advisers.

Access

(a)	To Board Papers

During the period of your appointment and afterwards for seven years (or such longer period decided by Telecom), you will be permitted access during business hours to those Board Papers which relate to the period of your term in office and will be provided with a copy of such Board Papers upon request.

Board Papers means all information in tangible form including board papers, submissions, minutes, letters, memoranda, board committee and sub-committee papers and documents referred to in any of those documents, provided to you during the time that you are a Director of Telecom and in that capacity.

(b)	To Information and Employees

You will be provided with all appropriate financial and operating information necessary for the performance of your duties. While you are a Director, you will be granted access to any information or employees you believe you need to have access to in order to carry out your duties, subject to any applicable law that would restrict the disclosure of information. Notwithstanding any provisions in this letter, if you take legal action against Telecom or intend to do so, your rights of access will be limited to those rights provided by law.

Confidentiality

You must apply the highest standards of confidentiality and not disclose to any person (whether during the course of the appointment or at any time before or after) any confidential information concerning Telecom or its subsidiaries, other than to discharge your legal duties. When you cease to be a Director you agree to return to Telecom all property, materials and documents of Telecom, other than such documents as you reasonably need to retain as a record of the discharge of your duties to Telecom.

You agree that you will not reveal or make known any of the matters, affairs, or concerns which may come to your knowledge as a Director of Telecom, to any person or persons whatsoever, except in the course and in the performance of your duties, or under the compulsion or obligation of law, or when officially required to do so by the Board of Directors, or by the auditors of Telecom, or by any General Meeting of shareholders of Telecom.

Privacy

(a)	You acknowledge that any personal information you have provided to Telecom under this letter (including any of its attachments) or otherwise as a result of your appointment as a non-executive director, may be used or disclosed by Telecom as described below.

(b)	Telecom may use or disclose your information for any of the following purposes (including disclosing it to a related body corporate of Telecom who may also use it for these purposes):

(i)	to comply with the listing rules of any exchange on which Telecom is listed;

(ii)	to comply with any applicable law;

(iii)	for corporate governance purposes, and to monitor compliance with internal policies, this letter and its attachments

(iv)	to comply with any statutory, regulatory or stock exchange requirements or periodic reporting obligations under other laws in any other jurisdiction which require Telecom to disclose information to any statutory body, regulator or stock exchange regulatory authorities; and

(v)	to prepare offering memoranda, prospectuses, registration statements, information memoranda and like associated documents in connection with the offering and sale of debt, equity and hybrid securities.

(c)	You can ask for access to the personal information that Telecom or its related bodies corporate hold about you in your capacity as a Director of Telecom. To find out what sort of personal information Telecom holds about you as a Director, or to make a request for access, you should contact Telecom’s Company Secretary. If for any reason, Telecom is unable to grant access to you any personal information, Telecom will advise you of that reason.

(d)	You acknowledge that if you fail to provide any information required under this letter (or any of its attachments) you will breach the terms of your appointment and you may also be in breach of your obligations under the listing rules of any exchange where Telecom is listed or any applicable law.

Fellow Directors

Full details of your fellow Board members including contact information will be provided to you. Your details will be provided to your fellow Board members. Would you please ensure that any alterations are promptly notified to the Company Secretary.

Please confirm your agreement to the above by signing and returning to me the duplicate of this letter.

Yours sincerely

Roderick Deane

for and on behalf of

Telecom Corporation of New Zealand Limited

I confirm and agree to the above

[new Director]

Dear •

CONFIRMATION OF YOUR DIRECTORSHIP ON THE TELECOM BOARD OF DIRECTORS

On behalf of Telecom Corporation of New Zealand Limited (“Telecom”), I write to confirm certain arrangements which apply to your ongoing appointment as a non-executive Director of the Company. As a current Telecom Director, many of the matters set out in this letter will be familiar to you. This letter replaces the previous one dated 14 August 2003.

This letter and the terms of your appointment should be read subject to Telecom’s Constitution, the listing rules of any exchange on which Telecom is listed, and applicable law, as any of these may be amended from time to time.

As a Director, you will perform the duties normally attendant to that office, including (without limitation) attending Board meetings. The Board currently meets for eight scheduled meetings each year. Each meeting normally runs for a full day. In addition, the Board meets for at least a full day each year for a strategic planning meeting. Two Board meetings each year are normally held in Australia, whilst the remainder of the meetings are held in Wellington. From time to time special Board meetings will be called at short notice to consider items of particular urgency. There are approximately four special meetings per year which normally run for up to two hours. In addition, the Board will usually undertake a one week educational trip overseas each year to meet with companies in relevant industries. You will also be expected to attend the annual shareholders’ meeting. Guidelines are in place to ensure that papers to be considered at meetings are distributed to Directors well in advance of meetings to enable a sufficient time to review papers prior to the meetings.

Directors may be appointed to act as members or chairperson of Board Committees by the Board. The current Board Committees are the Audit and Risk Management Committee, the Nominations and Corporate Governance Committee and the Human Resources and Compensation Committee. From time to time ad hoc committees may be formed to consider particular items. All Directors are entitled to attend meetings of Board Committees by standing invitation.

Telecom has an induction programme for Directors to ensure that new Directors are appropriately introduced to management and the business and that all Directors are acquainted with relevant industry knowledge. All Directors will be provided with a copy of the Directors’ Handbook which contains copies of relevant Board governance materials including Telecom’s Constitution, the Board and Committee Charters, relevant Company policies, the Directors’ Code of Ethics. In addition, new Directors are given access to recent Board and Committee papers and meeting minutes. The fee payable for your services will continue to be NZ$105,000 per annum plus GST, less any applicable withholding tax, and subject to increase on shareholder approval. If you undertake the role as chairperson of either the Audit and Risk Management Committee or Human Resources and Compensation Committee then will be entitled to an additional fee of $25,000 for that role. If you are a member of any Board Committee then you will be entitled to a fee of $10,000, noting that only one Committee fee is payable even if you are a member of more than one Committee. In addition, any director resident outside of New Zealand or Australia is entitled to an additional amount of $10,000 per annum. In addition you will be entitled to certain information, technology, computing and communication services and the reimbursement of your expenses on the terms in the Directors’ Expenses Policy. In addition Telecom’s Constitution allows Telecom to make retirement payments to its Directors. It was resolved by the Board on 4 June 2004 that retirement payments for all directors appointed prior to 1 May 2004 be calculated as follows:

“The retirement allowances of all non-executive Directors in office at 1 May 2004 be grandfathered and that on the eventual retirement (or death during office) of any such non-executive Director a retirement allowance be paid to that Director, calculated on the following basis:

•	that there will be no eligibility for a retirement allowance unless the non-executive Director has served a minimum of three years.

•	after a period of three years service that the following formula be applied in the calculation of a retirement allowance in respect of the retirement of an existing non-executive Director:

A/9 x B
where:

A =	number of years served as a non-executive Director.

B =	sum of fees earned as a non-executive Director in the 3 highest paid years as a non-executive Director, the terms of such to be set out in revised letters of appointment.”

As you were first appointed to the Board prior to 1 May 2004 the above arrangements will apply on your eventual retirement (or in the event of your death whilst you are Director).

Currently Telecom holds an insurance policy for its Directors and grants Directors an indemnity, which, in accordance with Telecom’s Constitution indemnifies Directors to the maximum extent permitted by law.

In order that the Board may assess the Director’s independence, in accordance with the criteria specified in the Board Charter, Directors are continuously required to disclose fully all relationships they have with Telecom, and relevant private or other business interests to the Board.

Telecom’s Insider Trading Policy governs the ability for Directors to trade Telecom shares. A key feature of this policy is that Directors must obtain the Chairman’s consent prior to trading. It is Telecom policy that Directors appointed prior to 1 May 2004 hold 20,000 shares in the Company, as specified in Telecom’s Board Charter.

Directors are empowered to consult with external advisers at Telecom’s expense to enable them to perform their duties. In addition Directors may inspect any of Telecom’s records at any time. Prior consultation with the Chairman is expected before consultation with outside advisers.

Telecom expects its Directors to educate themselves on an ongoing basis to ensure that they may appropriately and effectively perform their duties. Visits to specific Company operations when appropriate and briefings from key executives and industry experts will be arranged.

Your appointment, subject to re-election when appropriate by the Annual General Meeting of the Company shall be terminable by either you or by an ordinary resolution passed by shareholders at a meeting called for the purpose of, or for purposes that include, your removal from the position of Director. A Director will be required to stand for re-election at the third annual meeting following the Director’s appointment or 3 years, whichever is the longer. As a matter of policy the Board has agreed that no newly appointed Director should remain a Director for more than 6 years (or 2 terms) following their first election (or re-election if initially appointed by way of casual vacancy) by shareholders. For existing Directors, this arrangement was agreed by the Board to apply from 14 August 2003 ie. Directors in office at that date should not remain on the Board for a period of more than 6 years (or 2 terms) from the date of their next re-election by shareholders. When a Director is coming to the end of such period, the Board will consider whether or not the Director should be invited to stand for re-election for a further three year term. This arrangement for Board review of whether or not a Director should stand again will continue to apply prior to each potential re-appointment by shareholders. Notwithstanding the other provisions of this letter, the Company shall be entitled to terminate your appointment in accordance with the provisions of the Constitution of the Company or the Companies Act 1993.

It is expected that during the term of your appointment and after your retirement, you will observe the obligations of confidentiality and other standards of conduct which are attendant on the office of Director as referred to in the Directors’ Code of Ethics.

Please confirm your agreement to the above by signing and returning to me the duplicate of this letter.

Yours sincerely

Roderick Deane
for and on behalf of
Telecom Corporation of New Zealand Limited

I confirm and agree to the above

[Director]

Dear •

CONFIRMATION OF YOUR CHAIRMANSHIP OF THE TELECOM BOARD

On behalf of Telecom Corporation of New Zealand Limited (“Telecom”), I write to confirm certain arrangements which apply to your ongoing appointment as Chairman of Telecom. This letter replaces the previous one dated 19 August 2003.

Term of appointment

Provided you are re-elected if and when required at any annual meeting of the Company, your appointment shall be terminable by either you or by an ordinary resolution passed by shareholders at a meeting called for the purpose of, or for purposes that include, your removal from the position of Director.

If you wish to continue as a Director, you will be required to stand for re-election at the later of the third annual meeting following your most recent appointment or the annual meeting immediately preceding the third anniversary of your appointment (or such earlier annual meeting as Telecom requires in order to ensure Telecom complies with the listing rules of any exchange on which it is listed.).

A Director appointed by the Board to fill a casual vacancy will be required to stand for re-election at the next annual meeting of Telecom.

As a matter of policy the Board has agreed that no newly appointed Director should remain a Director for more than 6 years (or 2 terms), whichever is the longer, following their first election (or first re-election, if initially appointed by way of casual vacancy) by shareholders. For existing directors, this arrangement was agreed by the Board to apply from 14 August 2003 ie. Directors in office at that date should not remain on the Board for a period of more than 6 years (or 2 terms) from the date of their next re-election by shareholders.

Notwithstanding the above, when a Director is coming to the end of such period, the Board will consider whether or not the Director should be invited to stand for re-election for a further term. This arrangement for Board review of whether or not a director should stand again will apply to any potential re-election by shareholders. You agree not to seek re-election on any occasion if the Chairman of the Audit and Risk Management Committee informs you that your re-election does not have the support of a majority of Directors.

Notwithstanding the other provisions of this letter, the Company shall be entitled to terminate your appointment in accordance with the provisions of the Constitution of the Company or the Companies Act 1993.

Classification

In order that the Board may assess your independence, in accordance with the criteria specified in the Board Charter, Directors are continuously required to disclose fully all relationships they have with Telecom, and relevant private or other business interests to the Board (including any potential transactions which may constitute a transaction by Telecom with a related party under the listing rules of any exchange on which Telecom is listed). You agree that you will consult with the Chairman of the Audit and Risk Management Committee before accepting any other (or further) directorships of companies, or taking any other action, relevant to an assessment of your independence. You also confirm that should any circumstance change, you will notify Telecom within 2 business days of that change or immediately if that change may lead to you ceasing to be an independent director under the Board Charter.

You otherwise agree to provide Telecom with all information it may reasonably require to confirm your independence under the Board Charter or as required by the listing rules of any exchange on which Telecom is listed.

Obligations and responsibilities

All Directors will be provided with a copy of the Directors’ Handbook which contains copies of relevant Board governance materials including Telecom’s Constitution, the Board and Committee Charters, relevant Telecom policies and the Directors’ Code of Ethics.

During the period of your appointment, you are required to comply with all of Telecom’s Board and applicable Committee charters, policies, codes and procedures as then in force, as well as such other requirements or policies as the Board may from time to time specify. Any new requirements or policies or amendments to these requirements or policies will be provided to you. Directors are expected to carry out their duties in accordance with all applicable legal standards and standards of good corporate governance including any requirements of the listing rules of any exchange on which Telecom is listed. It is expected that Directors will devote sufficient time to be prepared fully for all meetings.

You agree to provide Telecom with all such information and take all such steps it may reasonably require to meet:

(a)	its obligations under any applicable law;

(b)	the requirements of, or principles or guidelines under, the listing rules of any exchange on which Telecom is listed; and

(c)	the standards of good commercial practice as determined by the Board from time to time.

Power of Directors

During your term as Chairman and Director of Telecom and subject to Telecom’s Constitution, you acknowledge that:

(a)	the business of Telecom is to be managed by or under the direction of the Board; and

(b)	the Directors may exercise all of the powers of Telecom, except those powers required to be exercised by Telecom in a general meeting.

Meetings

As Chairman and Director, you will perform the duties normally attendant to that office, including (without limitation) attending scheduled and special Board meetings. The Board currently meets for eight scheduled meetings each year. Each meeting normally runs for a full day. In addition, the Board meets for at least a full day each year for a strategic planning meeting. Two Board meetings each year are normally held in Australia, whilst the remainder of the meetings are held in Wellington. From time to time special Board meetings will be called at short notice to consider items of particular urgency. There are approximately four special meetings per year which normally run for up to two hours. In addition, the Board will usually undertake a one week educational trip overseas each year to meet with companies in relevant industries which you are also expected to attend.

You will also be expected to attend the annual shareholders’ meeting as well as regular and Special Board meetings. Guidelines are in place to ensure that papers to be considered at meetings are distributed to Directors well in advance of meetings to enable a sufficient time to review papers prior to the meetings. This paragraph is not intended to replace or limit the duties imposed on you by law.

Committees

You may be appointed by the Board to act as a member or chairperson of a Board Committee. The current Board Committees are the Audit and Risk Management Committee, the Nominations and Corporate Governance Committee and the Human Resources and Compensation Committee. From time to time ad hoc committees may be formed to consider particular items. All Directors are entitled to attend meetings of Board Committees by standing invitation.

Continuing Education Arrangements

Telecom expects its Directors to educate themselves on an ongoing basis to ensure that they may appropriately and effectively perform their duties. Visits to specific Company operations when appropriate and briefings from key executives and industry experts will be arranged.

Remuneration

As was agreed at an executive session of the Board on 11 February 1999 and subsequently confirmed by formal resolution on 26 March 1999 and then amended by formal resolution on 4 August 2004, you receive and will continue to receive, unless subsequently modified by shareholder resolution and the Board:

(a)	a total remuneration of $403,000 per annum to be paid as Directors fees and/or special remuneration;

(b)	payment of all private telephone and personal mobile phone accounts.

In addition you will be entitled to certain information, technology, computing and communication services and the reimbursement of your expenses on the terms in the Directors’ Expenses Policy, supplemented in your case by confirmation of past agreed arrangements. In addition Telecom’s Constitution allows Telecom to make retirement payments to its Directors, in the Board’s discretion. It was resolved by the Board on 4 June 2004 that retirement payments for all directors appointed prior to 1 May 2004 be calculated as follows:

“The retirement allowances of all non-executive Directors in office at 1 May 2004 be grandfathered and that on the eventual retirement (or death during office) of any such non-executive Director a retirement allowance be paid to that Director, calculated on the following basis:

•	that there will be no eligibility for a retirement allowance unless the non-executive Director has served a minimum of three years.

•	after a period of three years service that the following formula be applied in the calculation of a retirement allowance in respect of the retirement of an existing non-executive Director:

A/9 x B
where:

	A =	number of years served as a non-executive Director.

	B =	sum of fees earned as a non-executive director in the 3 highest paid years as a non-executive Director, the terms of such to be set out in revised letters of appointment.”

As you were first appointed to the Board prior to 1 May 2004 the above arrangements will apply on your eventual retirement (or in the event of your death whilst you are Director).

Telecom will provide you with an appropriate office, budget provision and secretarial services, as in the past.

Insurance and Indemnity

Currently Telecom holds an insurance policy for its Directors and grants Directors an indemnity, which, in accordance with Telecom’s Constitution indemnifies Directors to the maximum extent permitted by law.

Securities Trading and Shareholding

Telecom’s Insider Trading Policy governs the ability for Directors to trade Telecom shares. You agree to comply with it. A key feature of this Policy is that as Chairman you must obtain the Chairman of the Audit and Risk Management Committee’s consent prior to trading. It is Telecom policy that Directors appointed prior to 1 May 2004 hold 20,000 shares in the Company, as specified in Telecom’s Board Charter.

You should note that within 3 business days of any changes in your shareholding it is necessary to file with the New Zealand Exchange and Australian Stock Exchange a notice of those changes in relevant interests in Telecom securities and related matters pursuant to the Listing Rules of those Exchanges and the Securities Markets Act 1988.

Disclosures of Interest

Directors will ensure that they make all disclosures of interest to the Board and in Telecom’s interest register as required by law, Telecom’s Constitution or any listing rules of any exchange on which Telecom is listed.

Professional Advice

Directors are empowered to consult with external advisers at Telecom’s expense to enable them to perform their duties. In addition Directors may inspect any of Telecom’s records at any time. You are expected to consult with the Chairman of the Audit and Risk Management Committee, before consultation with outside advisers.

Access

(a)	To Board Papers

During the period of your appointment and afterwards for seven years (or such longer period decided by Telecom), you will be permitted access during business hours to those Board Papers which relate to the period of your term in office and will be provided with a copy of such Board Papers upon request.

Board Papers means all information in tangible form including board papers, submissions, minutes, letters, memoranda, board committee and sub-committee papers and documents referred to in any of those documents, provided to you during the time that you are a Director of Telecom and in that capacity.

(b)	To Information and Employees

You will be provided with all appropriate financial and operating information necessary for the performance of your duties. While you are a Director, you will be granted access to any information or employees you believe you need to have access to in order to carry out your duties, subject to any applicable law that would restrict the disclosure of information. Notwithstanding any provisions in this letter, if you take legal action against Telecom or intend to do so, your rights of access will be limited to those rights provided by law.

Confidentiality

You must apply the highest standards of confidentiality and not disclose to any person (whether during the course of the appointment or at any time before or after) any confidential information concerning Telecom or its subsidiaries, other than to discharge your legal duties. When you cease to be a Director you agree to return to Telecom all property, materials and documents of Telecom, other than such documents as you reasonably need to retain as a record of the discharge of your duties to Telecom.

You agree that you will not reveal or make known any of the matters, affairs, or concerns which may come to your knowledge as a Director of Telecom, to any person or persons whatsoever, except in the course and in the performance of your duties, or under the compulsion or obligation of law, or when officially required to do so by the Board of Directors, or by the auditors of Telecom, or by any General Meeting of shareholders of Telecom.

Privacy

(a)	You acknowledge that any personal information you have provided to Telecom under this letter (including any of its attachments) or otherwise as a result of your appointment as a non-executive director, may be used or disclosed by Telecom as described below.

(b)	Telecom may use or disclose your information for any of the following purposes (including disclosing it to a related body corporate of Telecom who may also use it for these purposes):

(i)	to comply with the listing rules of any exchange on which Telecom is listed;

(ii)	to comply with any applicable law;

(iii)	for corporate governance purposes, and to monitor compliance with internal policies and this letter;

(iv)	to comply with any statutory, regulatory or stock exchange requirements or periodic reporting obligations under other laws in any other jurisdiction which require Telecom to disclose information to any statutory body, regulator or stock exchange regulatory authorities; and

(v)	to prepare offering memoranda, prospectuses, registration statements, information memoranda and like associated documents in connection with the offering and sale of debt, equity and hybrid securities.

(c)	You can ask for access to the personal information that Telecom or its related bodies corporate hold about you in your capacity as a Director of Telecom. To find out what sort of personal information Telecom holds about you as a Director, or to make a request for access, you should contact Telecom’s Company Secretary. If for any reason, Telecom is unable to grant access to you to any personal information, Telecom will advise you of that reason.

(d)	You acknowledge that if you fail to provide any information required under this letter (or any of its attachments) you will breach the terms of your appointment and you may also be in breach of your obligations under the listing rules of any exchange where Telecom is listed or any applicable law.

Fellow Directors

Full details of your fellow Board members including contact information will be provided to you. Your details will be provided to your fellow Board members. Would you please ensure that any alterations are promptly notified to the Company Secretary.

Please confirm your agreement to the above by signing and returning to me the duplicate of this letter.

Yours sincerely

Paul Baines
Chairman Audit and Risk Management Committee
for and on behalf of
Telecom Corporation of New Zealand Limited

I confirm and agree to the above

Chairman